Exhibit 21


              Subsidiaries of Hallmark Financial Services, Inc.
              -------------------------------------------------

            Name of Subsidiary*                      State of Incorporation
            -------------------                      ----------------------

    American Hallmark Insurance Company of Texas             Texas

    Hallmark Finance Corporation                             Texas

    ACO Holdings, Inc.                                       Texas

    Hallmark Claims Service, Inc.                            Texas

    American Hallmark General Agency, Inc.                   Texas

    Hallmark Underwriters, Inc.                              Texas

    American Hallmark Agencies, Inc.                         Texas

    Allrisk Insurance Agency, Inc.                           Texas

    Phoenix Indemnity Insurance Company                      Arizona

    Hallmark General Agency, Inc.                            Texas

    Effective Claims Management, Inc.                        Texas


   *  All subsidiaries conduct business under their corporate name.